THE BANK OF NEW
YORK
 NEW YORKS FIRST BANK  FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286
AMERICAN DEPOSITARY RECEIPTS

November 18, 2005

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control


RE:	American Depositary Shares evidenced
by the American Depositary Receipts each representing two Ordinary Shares of Nissin Co.
Ltd.
(Form F6 File No. 33397133)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in number of ordinary shares represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio for Nissin Co. Ltd.

The Prospectus has been revised to reflect the new ratio, and has been overstampted with:

 EFFECTIVE November 18, 2005, Nissin
Co. Ltd. AMERICAN DEPOSITARY
SHARE (ADS) RATIO CHANGED
FROM 1:2 (ONE ADS EQUALING
TWO ORDINARY SHARES) TO 1:10
(ONE ADS EQUALING TEN
ORDINARY SHARE).

Please contact me with any questions or
comments at 212 8158161


Anita Sung
Assistant Vice President
The Bank of New York  ADR Division



Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)



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